EXHIBIT 23(c)

[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]

CONSENT OF NETHERLAND, SEWELL & ASSOCIATES, INC.

As oil and gas consultants, we hereby consent to the use of our name and our report dated November 6, 2001, in this Form 10-K, incorporated by reference into Peoples Energy Corporation's previously filed Registration Statement File Nos. 2-82760, 33-6369, 333-17701, 33-63193 and 333-09993.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By: /s/ Danny D. Simmons
Senior Vice President

Houston, Texas

November 27, 2001